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                                                                    Exhibit 23.1


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



Stockholders and Board of Directors
Rentech, Inc.
Denver, Colorado  80202

We hereby consent to the incorporation by reference in Registration Statement No. 333-47317 of Rentech, Inc. on Form S-3, and in Registration Statements No. 33-90250 and No. 333-46003 of Rentech on Form S-8 of our report dated November 12, 1999, except for Note 12 which is as of January 12, 2000, relating to the consolidated financial statements appearing in the Annual Report on Form 10-KSB of Rentech, Inc. for the year ended September 30, 1999.

We also consent to the reference to us under the caption "Experts" in the Prospectuses that are part of such Registration Statements.


                                          /s/  BDO Seidman, LLP





January 12, 2000
Denver, Colorado